EXHIBIT 99.8
EXHIBIT [ ] TO RESTRUCTURING SUPPORT AGREEMENT
AGSHF DRAFT – SUBJECT TO FRE 408
CONFIDENTIAL FOR DISCUSSION PURPOSES ONLY

Summary of Principal Terms of Proposed Sale of Substantially
All of the Assets of Avaya Holdings Corp. and Certain of its Subsidiaries
The following summary of principal terms (this “Term Sheet”) provides an outline of a proposed sale of substantially all of the assets of Avaya Holdings Corp. (“HoldCo”) and all of its direct and indirect subsidiaries that are (x) borrowers, issuers, lenders or guarantors under the First Lien Debt or the DIP Facility and/or (y) debtors in the cases (the “Chapter 11 Cases”) commenced under title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) (such subsidiaries, together with HoldCo, the “Company” or “Sellers”), with such sale to be conducted pursuant to sections 105, 363(b), (f), (k) and (m), and 365 of the Bankruptcy Code. The terms and conditions described herein are part of a comprehensive proposal, each element of which is consideration for the other elements and is an integral aspect of such proposal. Except as set forth in the Restructuring Support Agreement, this Term Sheet does not constitute an offer or a legally binding obligation of the Company, the Requisite First Lien Lenders, Purchaser (as defined below), or any other party in interest, and no legally binding obligation will exist unless and until definitive documents, including a stock and asset purchase agreement (as may be amended or modified from time to time in accordance therewith, the “SAPA”) in respect of the Stock and Asset Sale (as defined below) are executed by and among the appropriate parties. The transactions contemplated by this Term Sheet will be subject to conditions to be set forth in such definitive documents. This Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions and is entitled to protection from any use or disclosure to any party or person pursuant to Federal Rule of Evidence 408 and any other rule of similar import.
Transaction Overview

Sellers
The Company and all of its direct and indirect subsidiaries that are (x) borrowers, issuers, lenders or guarantors under the First Lien Debt or the DIP Facility and/or (y) debtors in the Chapter 11 Cases.

Purchaser
A new Delaware limited liability company to be organized prior to the execution of the SAPA by the Requisite First Lien Lenders (“Purchaser”) to effectuate the Stock and Asset Sale on behalf of all of holders of First Lien Debt Claims. Purchaser shall have the right to assign its rights and/or obligations under the SAPA, in whole or in part, including its right to acquire any particular assets or equity, to one or more of its affiliates. The capital structure and corporate governance of Purchaser shall be determined by the Requisite First Lien Lenders in their sole discretion.

AGSHF DRAFT – 12/30/16
SUBJECT TO FRE 408
CONFIDENTIAL
FOR DISCUSSION PURPOSES ONLY

Asset Sale and Sale of Foreign Stock
This Term Sheet describes a proposed sale by the Sellers of all of their right, title, and interest in, to, and under the Purchased Assets (as defined below) to Purchaser, free and clear of any and all liens, claims, successor liability, security interests, interests, pledges, options, charges, liabilities or other encumbrances (including without limitation easements, restrictions, conditions, covenants, exceptions or reservations) (collectively, “Liens”) except the Assumed Liabilities (as defined below), and the assumption by Purchaser of the Assumed Liabilities pursuant to Bankruptcy Code sections 105, 363(b), (f), (m) and (k) and 365 (collectively, the “Asset Sale”).
Purchaser will purchase (the “Stock Sale” and together with the Asset Sale, the “Stock and Asset Sale”) all of the outstanding equity interests of any non-debtor direct subsidiaries of the Company domiciled, incorporated or formed, as applicable, outside the United States owned by a Seller (the “Foreign Entities, and the equity interests of such Foreign Entities the “Foreign Stock”). The Foreign Stock will be included within the Purchased Assets and sold to Purchaser free and clear of any Liens. At the request of Purchaser, the equity interests of any such non-debtor subsidiary can be excluded from the Foreign Stock and the Company shall take all reasonable actions in furtherance of any such request.
The Sellers and Purchaser shall consummate the Stock and Asset Sale promptly and in any event no later than the second business day after the conditions set forth in the SAPA have been satisfied or waived, other than those conditions which, by their terms, are to be satisfied at the closing under the SAPA, subject to the satisfaction thereof at the closing (such date of consummation being the “Closing Date”).
The SAPA shall (i) be consistent in all material respects with this Term Sheet and (ii) otherwise be in form and substance acceptable to Purchaser and the Sellers.

Purchase Price
The aggregate consideration for the Purchased Assets shall consist of the following (collectively, the “Purchase Price”): (i) cash in an amount sufficient to satisfy the reasonable and documented fees and expenses incurred by estate professionals, to the extent such fees and expenses (x) are accrued and unpaid as of the Closing Date, (y) with respect to hourly or monthly professional fees, have been authorized pursuant to the Approved Budget (as defined in the DIP Facility Documents) and (z) with respect to any transaction-based fees, have been approved by the Bankruptcy Court; (ii) pursuant to Bankruptcy Code section 363(k), a partial credit bid of the First Lien Debt Claims, in an aggregate amount equal to $[_______]; (iii) assumption of the Assumed Liabilities; (iv) cash in an amount sufficient to repay all DIP Facility Claims, which shall be used by the Company to satisfy all DIP Facility Claims [and (v) [ ], representing the value of the Foreign Stock].

Purchased Assets	“Purchased Assets” shall include all assets of the Sellers (including the Foreign Stock), except customary Excluded Assets (defined below).

AGSHF DRAFT – 12/30/16
SUBJECT TO FRE 408
CONFIDENTIAL
FOR DISCUSSION PURPOSES ONLY

Excluded Assets
The Purchased Assets shall not include (unless expressly specified as a Purchased Asset in the SAPA): (i) minute books and organizational documents of the Sellers, (ii) contracts, leases and other obligations of the Sellers that are not Assumed Contracts, (iii) ownership in the Sellers, (iv) director and officer insurance policies and claims thereunder, (v) all other insurance policies of the Sellers, and (vi) any other assets requested by Purchaser to be excluded from the Stock and Asset Sale and specified as such in the SAPA (collectively, the “Excluded Assets”).

Assumed Liabilities / Excluded Liabilities
“Assumed Liabilities” shall include only the following specific liabilities of the Sellers: (i) all liabilities of the Sellers under the Assumed Contracts, including amounts necessary to cure any defaults in connection with the assumption of any Assumed Contracts (the “Cure Costs”), (ii) post-petition trade payables related to the Purchased Assets incurred in the ordinary course of the Sellers’ business during the Chapter 11 Cases to the extent included in the Approved Budget (as defined in the DIP Facility Documents), (iv) all liabilities arising out of the operation of the Purchased Assets for periods following the Closing Date and (v) the Comfort Letter Obligations.
All other pre-petition and post-petition liabilities of Sellers, other than Assumed Liabilities, shall be “Excluded Liabilities”, including, without limitation:

AGSHF DRAFT – 12/30/16
SUBJECT TO FRE 408
CONFIDENTIAL
FOR DISCUSSION PURPOSES ONLY

•    All claims or liabilities or other obligations with respect to the employees of Sellers (the “Employees”) or former employees, or both (or their representatives) of Sellers or any predecessor of Sellers based on any action or inaction occurring prior to or on the Closing Date, including payroll, vacation, sick leave, unemployment benefits, retirement benefits, pension benefits, employee stock option, equity compensation, employee stock purchase, or profit sharing plans, health care and other welfare plans or benefits (including COBRA), or any other employee plans or arrangements or benefits or other compensation of any kind to any employee, and obligations of any kind including any liability pursuant to the WARN Act;
•    Any liability (whether arising before, on or after the Closing Date) with respect to any Employee or former Employee of Sellers who is not hired by Purchaser;
•    Any liability or other obligations arising under, relating to or with respect to any employee benefit plan, policy, program, agreement or arrangement at any time maintained, sponsored or contributed to by Sellers or any ERISA Affiliate, or with respect to which Sellers or any ERISA Affiliate has any liability, including with respect to any underfunded pension liability to any employee benefit plan, the PBGC, IRS or Department of Labor or otherwise;
•    Any liability or other obligations arising under, relating to or with respect to any defined benefit pension plan;
•    Any liabilities or other obligations to any current or former employee of the Sellers or any beneficiary thereof, relating to any employee benefits or compensation arrangement; and
•    Any liability or other obligations under any employment, collective bargaining agreement or arrangement, severance, retention or termination agreement or arrangement with any employee, consultant or contractor (or their representatives) of Sellers.

Assumed Contracts / Excluded Contracts
“Assumed Contracts” shall include the Sellers’ contracts, leases, and other written obligations to the extent not previously rejected (which rejection shall only occur with the prior written consent of Purchaser) and as set forth on a schedule to be attached to the SAPA, subject to the right of Purchaser to amend such schedule at any time prior to the Closing Date to remove any contract, lease, or other obligation from such schedule, or to add any contract, lease or other obligation not previously rejected (any such contract rejected, not on such schedule or removed being an “Excluded Contract”). Purchaser shall not assume or otherwise have any liability with respect to any Excluded Contract. For the avoidance of doubt, all collective bargaining agreements (“CBAs”) to which the Company or any of its subsidiaries or affiliates are bound or a party shall be Excluded Contracts.

AGSHF DRAFT – 12/30/16
SUBJECT TO FRE 408
CONFIDENTIAL
FOR DISCUSSION PURPOSES ONLY

Representations and Warranties in SAPA
The Company and Purchaser will make customary representations and warranties in the context of section 363 credit bid transactions, it being understood that such representations and warranties shall not survive the Closing Date.

Sellers’ Covenants
The Company will make customary and other negative and operating covenants in the context of section 363 credit bid transactions, including without limitation covenants concerning: (i) conduct of business; (ii) provision of financial and operating data, and access to the personnel, facilities, books, contracts and records of the Company and its subsidiaries, and assistance with any post-closing separation; (iii) best efforts to obtain approval of the Bidding Procedures (as defined below) and the Sale Motion seeking the entry of orders in the Chapter 11 Cases in form and substance acceptable to the Sellers and Purchaser, including the Sale Order (as defined below) and other case-management undertakings (e.g., agreement not to file motions in the Chapter 11 Cases or relating to or affecting the Purchased Assets or the Sellers’ ability to timely consummate the Stock and Asset Sale contemplated hereby without providing Purchaser and its advisors and counsel a reasonable opportunity to review and consult); (iv) the entry into by the Company or any of its subsidiaries of any new, or renewal of existing, material contracts; (v) notice of certain events; (vi) further assurances regarding administration, accounts receivable and similar items; (vii) best efforts to pay all accounts payable and collect all account receivables only in the ordinary course of business; (viii) obtaining Purchaser’s consent and approval with respect to any communications regarding the transaction; (ix) sending WARN notices approved by Purchaser to Employees of Sellers no later than 60 days prior to the proposed Closing Date (or such other applicable time period as required to comply with law); and (x) such other covenants as Purchaser may reasonably request.

Tax Cooperation	The Sellers shall agree to cooperate in good faith to structure the Stock and Asset Sale and related transactions in a tax efficient manner for Purchaser as determined in its sole discretion.
Regulatory Approvals
Regulatory approvals may be required in connection with the Asset Sale and/or Stock Sale, including to the extent applicable, under the HSR Act and applicable foreign jurisdictions (collectively, the “Regulatory Approvals”). The Sellers and Purchaser agree to cooperate, at Sellers’ cost and expense, regarding the preparation and filing of any necessary or desirable registrations, declarations and filings related to such Regulatory Approvals.

Bidding Procedures
The Stock and Asset Sale shall be conducted in accordance with bidding procedures in form and substance acceptable to the Sellers and Purchaser, and as approved by the Bankruptcy Court (the “Bidding Procedures”).

Purchase Price Allocation
Within one hundred twenty (120) days after the Closing Date, Purchaser shall deliver to the Sellers a schedule (the “Allocation Schedule”) allocating the Purchase Price and any other items that are treated as additional purchase price for tax purposes among the Purchased Assets. The Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

AGSHF DRAFT – 12/30/16
SUBJECT TO FRE 408
CONFIDENTIAL
FOR DISCUSSION PURPOSES ONLY

Bidder Protections
The Bidding Procedures Order shall provide that the Company shall reimburse Purchaser’s and the Initial First Lien Creditors’ out-of-pocket costs, fees and expenses (including legal, financial advisory, consulting, accounting and other similar costs, fees and expenses) incurred in connection with this Term Sheet, the SAPA, the Stock and Asset Sale, post-closing planning and to the extent such out-of-pocket costs, fees and expenses are not otherwise paid or reimbursed by the Company under the DIP Facility (i) promptly following Bankruptcy Court approval of the Winning Bid if a Qualified Bid other than Purchaser’s offer to purchase the Purchased Assets pursuant to the SAPA is the Winning Bid, or alternatively, (ii) promptly after the SAPA is terminated, if Purchaser’s offer to purchase the Purchased Assets pursuant to the SAPA is the Winning Bid, but the SAPA is terminated other than due to a material breach by Purchaser under the SAPA (collectively referred to as the “Expense Reimbursement”).
The full amount of the anticipated Expense Reimbursement shall be afforded superpriority administrative expense protection pursuant to Bankruptcy Code sections 507 and 503(b).

AGSHF DRAFT – 12/30/16
SUBJECT TO FRE 408
CONFIDENTIAL
FOR DISCUSSION PURPOSES ONLY

Closing Conditions
The SAPA shall contain, among other conditions, the following conditions to the obligation of Purchaser to consummate the Stock and Asset Sale (in addition to other conditions that may be agreed upon by Purchaser and the Sellers in the SAPA):
•    A 363 Triggering Event shall have occurred;
•    Entry of the Sale Order in form and substance, including with respect to all findings of fact and conclusions of law, acceptable to the Sellers and Purchaser and such Sale Order not being subject to any stay, appeal or motion for reconsideration;
•    No injunctions or other order or similar ruling or determination of any governmental authority preventing or delaying the consummation of the Stock and Asset Sale;
•    No default, Default or Event of Default as defined in the DIP Facility Documents or in the First Lien Debt Documents (other than as a result of the filing of the Chapter 11 Cases or as otherwise agreed in writing between the Debtors and the Requisite First Lien Lenders) shall have occurred;
•    Lien releases and termination statements with respect to all Liens (other than permitted Liens and Assumed Liabilities) on the Purchased Assets;

•    The Company and Purchaser, as applicable, shall have received the Regulatory Approvals;

•    Accuracy of the Sellers’ and Purchaser’s representations and warranties on the Closing Date;

•    No breach of the Sellers’ or Purchaser’s covenants; and

•    No material adverse change (as customarily defined) shall have occurred.

AGSHF DRAFT – 12/30/16
SUBJECT TO FRE 408
CONFIDENTIAL
FOR DISCUSSION PURPOSES ONLY

Termination
The SAPA will contain customary termination provisions, including, but not limited to:
•    by agreement of each of the Sellers and Purchaser;
•    by either the Sellers or Purchaser if the closing does not occur on or prior to [●], provided that Purchaser can extend such date in its sole discretion for up to six months;
•    by either the Sellers or the Purchase if a court of competent jurisdiction or other governmental authority has issued an order or any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the closing under the SAPA and such order or action has become final and non-appealable;
•    by notice from Purchaser:
o    upon a breach by Sellers of the SAPA or the Sale Order;
o    if for any reason Purchaser is unable, pursuant to Bankruptcy Code section 363(k), to credit bid in payment of all or any portion of the Purchase Price;
o    Unless (if any other Qualified Bid is submitted prior to the bid deadline) the Sellers commence the Auction on or before [●];
o    if, at the end of the Auction, Purchaser is not determined by Sellers to be the bidder with the Winning Bid;
o    upon any Termination Event (as defined in the [DIP Financing Order]);
o    upon permanent denial of required Regulatory Approvals;
o    upon the termination of the Restructuring Support Agreement; or
o    upon the occurrence of a Support Termination Event (whether or not notice of such is delivered and the Restructuring Support Agreement is terminated).

Releases	The SAPA shall contain a full release mutual between and among the Debtors, Purchaser, the First Lien Creditors and each of their respective affiliates.
Confidentiality
This Term Sheet and all communications and information regarding the Stock and Asset Sale contemplated hereby, including the identity of Purchaser, and the existence, structure, terms, conditions and provisions proposed or discussed are provided for the sole and exclusive benefit of the Company, and, except as consented to by Purchaser in writing or as may be ordered by a court of competent jurisdiction, may not be disclosed to or shared with any person or entity other than the Company’s Board of Directors and those of the Company’s officers, directors, employees and advisors that are involved in the Chapter 11 Cases or the Stock and Asset Sale on a “need to know” basis and who maintain the confidentiality hereof.

AGSHF DRAFT – 12/30/16
SUBJECT TO FRE 408
CONFIDENTIAL
FOR DISCUSSION PURPOSES ONLY

Labor Matters
As of the Closing Date, Purchaser shall set initial terms and conditions of employment, including, without limitation, wages, benefits, job duties and responsibilities and work assignment. Purchaser shall determine which Employees of Sellers, if any, to offer employment after the Closing, in its sole discretion. Only Employees of Sellers who are offered and then accept such offer of employment with Purchaser based on the initial terms and conditions set by Purchaser will become a Purchaser Employee after the Closing Date. Notwithstanding the foregoing, nothing will, after the Closing Date, impose on Purchaser any obligation to retain any Employee in its employment. Sellers will terminate all Employees immediately prior to the Closing Date.

CBAs
Sellers shall obtain the consent of Purchaser before extending or renewing (or permitting to be extended or renewed), the term of any CBA absent any Seller’s ability to terminate such CBA prior to the Closing Date. Purchaser does not accept or assume any CBAs between any Seller and its Employees, and expressly declines to be bound by or accept the terms of any such CBAs. Purchaser is not obligated and does not accept or adopt any wage rates, employee benefits, employee policies or any other terms and conditions of employment.

Definitive Agreements and Due Diligence
The SAPA and such other definitive agreements for the acquisition of the Purchased Assets as the parties mutually agree upon (collectively, the “Definitive Agreements”) shall memorialize this Term Sheet and contain such representations, warranties, covenants, conditions, and indemnities as set forth herein or as otherwise may be acceptable to the parties. The signing of the Definitive Agreements will be subject to, among other things, the negotiation by the Sellers and Purchaser of acceptable terms and conditions for the Definitive Agreements as well as additional legal, accounting, financial, tax, business and regulatory due diligence. In the event of any inconsistency between this Term Sheet and any Definitive Agreement, such Definitive Agreement shall govern.